NONCOMPETITION AGREEMENT

      THIS NONCOMPETITION AGREEMENT is being executed and delivered as of November 4, 2002 by TTR TECHNOLOGIES, INC., a Delaware corporation (the "Seller") and TTR TECHNOLOGIES, LTD., an Israeli corporation and a wholly owned subsidiary of the Seller (together with the Seller, the "Seller Corporations") in favor of, and for the benefit of: MACROVISION CORPORATION, a Delaware corporation ("Parent"), MACROVISION EUROPE LTD., a United Kingdom company and wholly owned subsidiary of Parent (the "Purchaser") and the other "Indemnitees" (as hereinafter defined). Certain capitalized terms used in this Noncompetition Agreement are defined in Section 18, and other capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Purchase Agreement (as defined below).

                                    RECITALS

      A. Parent, the Purchaser and the Seller Corporations are entering into an Asset Purchase Agreement of even date herewith (the "Purchase Agreement"), pursuant to which the Purchaser is agreeing to acquire the Designated Assets (as defined in the Purchase Agreement) from the Seller Corporations.

      B. In connection with the proposed acquisition by the Purchaser of the Designated Assets from the Seller Corporations pursuant to the Purchase Agreement (and as a condition to the consummation of such acquisition), and to enable Parent and the Purchaser to secure more fully the benefits of such acquisition, Parent and the Purchaser has required that the Seller Corporations enter into this Noncompetition Agreement; and the Seller Corporations are entering into this Noncompetition Agreement in order to induce Parent and the Purchaser to enter into the Purchase Agreement and to consummate the transactions contemplated by the Purchase Agreement.

      C. Parent, the Purchaser and the Seller Corporations have conducted and are conducting their respective businesses on a worldwide basis.

                                    AGREEMENT

In order to induce Parent and the Purchaser to enter into the Purchase Agreement and to consummate the transactions contemplated by the Purchase Agreement, and for other good and valuable consideration, the Seller Corporations agree as follows:

      1. Restriction on Competition. The Seller Corporations agree that, during the Noncompetition Period, the Seller Corporations shall not, and shall not permit any of their respective Affiliates to:

            (a) engage directly or indirectly in Competition in any Restricted Territory; or

            (b) directly or indirectly be or become a stockholder, owner, co-owner, Affiliate, partner, promoter, agent, representative, designer, consultant, advisor, manager, licensor, sublicensor, licensee or sublicensee of, for or to, or otherwise be or become


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

      associated with or acquire or hold (of record, beneficially or otherwise) any direct or indirect interest in, any Person that engages directly or indirectly in Competition in any Restricted Territory;

provided, however, that the Seller Corporations may, without violating this
Section 1, collectively own, as a passive investment, (i) shares of capital stock of a publicly-held corporation that engages in Competition if (A) such shares are actively traded on an established national securities market in the United States, (B) the number of shares of such corporation's capital stock that are owned beneficially (directly or indirectly) by the Seller Corporations and the number of shares of such corporation's capital stock that are owned beneficially (directly or indirectly) by the Seller Corporations' Affiliates collectively represent less than one percent of the total number of shares of such corporation's capital stock outstanding, and (C) neither of the Seller Corporations nor any Affiliate of either of the Seller Corporations is otherwise associated directly or indirectly with such corporation or with any Affiliate of such corporation, and (ii) shares of capital stock of a privately-held corporation that engages in Competition if (A) the number of shares of such corporation's capital stock that are owned beneficially (directly or indirectly) by the Seller Corporations and the number of shares of such corporation's capital stock that are owned beneficially (directly or indirectly) by the Seller Corporations' Affiliates collectively represent less than three percent of the total number of shares of such corporation's capital stock outstanding, and (B) neither of the Seller Corporations nor any Affiliate of either of the Seller Corporations is otherwise associated directly or indirectly with such corporation or with any Affiliate of such corporation.

      2. No Hiring or Solicitation of Parent Employees. The Seller Corporations agree that, during the Noncompetition Period, the Seller Corporations shall not, and shall not permit any of their respective Affiliates to: (a) hire any employee of Parent or any of Parent's subsidiaries (a "Parent Employee"), or (b) directly or indirectly, personally or through others, encourage, induce, attempt to induce, solicit or attempt to solicit (on the Seller Corporations' behalf or on behalf of any other Person) any Parent Employee to leave his or her employment with Parent or any of Parent's subsidiaries.

      3. Representations and Warranties. Each Seller Corporation represents and warrants, to and for the benefit of the Indemnitees, that: (a) it has full power and capacity to execute and deliver, and to perform all of its obligations under, this Noncompetition Agreement; and (b) neither the execution and delivery of this Noncompetition Agreement nor the performance of this Noncompetition Agreement will result directly or indirectly in a violation or breach of (i) any agreement or obligation by which the Seller Corporation or any of its Affiliates is or may be bound, or (ii) any law, rule or regulation. The Seller Corporations' representations and warranties shall survive the expiration of the Noncompetition Period.

      4. Specific Performance. The Seller Corporations agree that, in the event of any breach or threatened breach by either of the Seller Corporations of any covenant or obligation contained in this Noncompetition Agreement, each of Parent, the Purchaser and the other Indemnitees shall be entitled (in addition to any other remedy that may be available to it, including monetary damages) to seek and obtain (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, and (b) an injunction restraining such breach or threatened breach. The Seller Corporations further agree that no


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

Indemnitee shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 4, and each of the Seller Corporations irrevocably waives any right it may have to require any Indemnitee to obtain, furnish or post any such bond or similarly instrument.

      5. Indemnification. Without in any way limiting any of the rights or remedies otherwise available to any of the Indemnitees, the Seller Corporations shall indemnify and hold harmless each Indemnitee against and from any loss, damage, injury, harm, detriment, lost opportunity, liability, exposure, claim, demand, settlement, judgment, award, fine, penalty, tax, fee (including reasonable attorneys' fees), charge or expense (whether or not relating to any third-party claim) that is directly or indirectly suffered or incurred at any time (whether during or after the Noncompetition Period) by such Indemnitee, or to which such Indemnitee otherwise becomes subject at any time (whether during or after the Noncompetition Period), and that arises directly or indirectly out of or by virtue of, or relates directly or indirectly to, (a) any inaccuracy in or breach of any representation or warranty contained in this Noncompetition Agreement, or (b) any failure on the part of either of the Seller Corporations to observe, perform or abide by, or any other breach of, any restriction, covenant, obligation or other provision contained in this Noncompetition Agreement. The total amount of the indemnification payments that the Seller Corporations shall be required to make under or in connection with this Agreement shall be limited to an amount equal to the sum of the Purchase Price.

      6. Exclusivity of Indemnification Remedies. The indemnification remedies provided in Section 5 shall be deemed to be the exclusive remedy of Parent or the Purchaser for Breaches of the representations, warranties and covenants of the Seller Corporations contained in this Agreement, except with respect to claims arising out of fraud or the willful breach of covenants by either of the Seller Corporations; provided, however, that the foregoing shall not prohibit Parent or the Purchaser party from seeking an injunction or other equitable relief in respect thereof. Nothing in this Noncompetition Agreement shall limit any of the Seller Corporations' obligations, or the rights or remedies of Parent or the Purchaser under the Purchase Agreement; and nothing in the Purchase Agreement shall limit any of the Seller Corporations' obligations, or any of the rights or remedies of Parent or the Purchaser or any of the other Indemnitees, under this Noncompetition Agreement. No breach on the part of Parent or the Purchaser or any other party of any covenant or obligation contained in the Purchase Agreement or any other agreement shall limit or otherwise affect any right or remedy of Parent or the Purchaser or any of the other Indemnitees under this Noncompetition Agreement.

      7. Severability. If any provision of this Noncompetition Agreement or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then (a) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (b) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (c) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this Noncompetition Agreement. Each provision of this Noncompetition Agreement is separable from every other provision of this Noncompetition


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

Agreement, and each part of each provision of this Noncompetition Agreement is separable from every other part of such provision.

      8. Governing Law. This Noncompetition Agreement shall be construed in accordance with, and governed in all respects by, the laws of the State of Delaware (without giving effect to principles of conflicts of laws). EACH SELLER CORPORATION IRREVOCABLY WAIVES THE RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LEGAL PROCEEDING RELATING TO THIS NONCOMPETITION AGREEMENT OR THE ENFORCEMENT OF ANY PROVISION OF THIS NONCOMPETITION AGREEMENT.

      9. Waiver. No failure on the part of Parent or the Purchaser or any other Indemnitee to exercise any power, right, privilege or remedy under this Noncompetition Agreement, and no delay on the part of Parent or the Purchaser or any other Indemnitee in exercising any power, right, privilege or remedy under this Noncompetition Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No Indemnitee shall be deemed to have waived any claim of such Indemnitee arising out of this Noncompetition Agreement, or any power, right, privilege or remedy of such Indemnitee under this Noncompetition Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Indemnitee; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

      10. Successors and Assigns. Each of Parent, the Purchaser and the other Indemnitees may freely assign any or all of its rights under this Noncompetition Agreement, at any time, in whole or in part, to any Person without obtaining the consent or approval of the Seller Corporations or of any other Person. This Noncompetition Agreement shall be binding upon the Seller Corporations and their respective representatives, successors and assigns, and shall inure to the benefit of Parent, the Purchaser and the other Indemnitees.

      11. Further Assurances. The Seller Corporations shall execute and/or cause to be delivered to each Indemnitee such instruments and other documents, and shall take such other actions, as such Indemnitee may reasonably request at any time (whether during or after the Noncompetition Period) for the purpose of carrying out or evidencing any of the provisions of this Noncompetition Agreement.

      12. Attorneys' Fees. If any legal action or other legal proceeding relating to this Noncompetition Agreement or the enforcement of any provision of this Noncompetition Agreement is brought against the Seller Corporations, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

      13. Captions. The captions contained in this Noncompetition Agreement are for convenience of reference only, shall not be deemed to be a part of this Noncompetition Agreement and shall not be referred to in connection with the construction or interpretation of this Noncompetition Agreement.


                                       4.

      14. Construction. Whenever required by the context, the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; and the neuter gender shall include the masculine and feminine genders. Any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Noncompetition Agreement. As used in this Noncompetition Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, and shall be deemed to be followed by the words "without limitation." Except as otherwise indicated in this Noncompetition Agreement, all references in this Noncompetition Agreement to "Sections" are intended to refer to Sections of this Noncompetition Agreement.

      15. Survival of Obligations. Except as specifically provided herein, the obligations of the Seller Corporations under this Noncompetition Agreement (including their respective obligations under Sections 3, 5 and 11) shall survive the expiration of the Noncompetition Period. The expiration of the Noncompetition Period shall not operate to relieve the Seller Corporations of any obligation or liability arising from any prior breach by either of the Seller Corporations of any provision of this Noncompetition Agreement.

      16. Obligations Absolute. The Seller Corporations' obligations under this Noncompetition Agreement are absolute and shall not be terminated or otherwise limited by virtue of any breach (on the part of Parent, the Purchaser, any other Indemnitee or any other Person) of any provision of the Purchase Agreement or any other agreement, or by virtue of any failure to perform or other breach of any obligation of Parent, the Purchaser, any other Indemnitee or any other Person.

      17. Amendment. This Noncompetition Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of each of the Seller Corporations (or any successor to the Seller Corporations), Parent (or any successor to Parent) and the Purchaser (or any successor to the Purchaser).

      18. Defined Terms. For purposes of this Noncompetition Agreement:

            (a) "Affiliate" means, with respect to any specified Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such specified Person.

            (b) "Competing Product" means any: (i) product, equipment, device or system that has been designed, developed, manufactured, assembled, promoted, marketed, sold, supplied, distributed, resold, installed, supported, maintained, repaired, refurbished, licensed, sublicensed, financed, leased or subleased by or on behalf of either of the Seller Corporations (or any predecessor of either of the Seller Corporations) in connection with the Business at any time on or prior to this date of this Noncompetition Agreement or during the period between the date of this Noncompetition Agreement and the Closing Date; or (ii) product, equipment, device or system that is substantially the same as, incorporates, is a material component or part of, is based upon, is functionally similar to or competes in any material respect with any product, equipment, device or system of the type referred to in clause "(i)" of this sentence.


                                       5.

            (c) "Competing Service" means any: (i) service that has been or is provided, performed or offered by or on behalf of either of the Seller Corporations (or any predecessor of either of the Seller Corporations) in connection with the Business at any time on or prior to the date of this Noncompetition Agreement or during the period between the date of this Noncompetition Agreement and the Closing Date; (ii) service that facilitates, supports or otherwise relates to the design, development, manufacture, assembly, promotion, marketing, sale, supply, distribution, resale, installation, support, maintenance, repair, refurbishment, licensing, sublicensing, financing, leasing or subleasing of any Competing Product; or (iii) service that is substantially the same as, is based upon or competes in any material respect with any service referred to in clause "(i)", or clause "(ii)" of this sentence.

            (d) A Person shall be deemed to be engaged in "Competition" if: (a) such Person or any of such Person's subsidiaries or other Affiliates is engaged directly or indirectly in the design, development, manufacture, assembly, promotion, marketing, sale, supply, distribution, resale, installation, support, maintenance, repair, refurbishment, licensing, sublicensing, financing, leasing or subleasing of any Competing Product; or (b) such Person or any of such Person's subsidiaries or other Affiliates is engaged directly or indirectly in providing, performing or offering any Competing Service.

            (e) "Indemnitees" shall include: (i) the Purchaser; (ii) Parent,
(iii) each Person who is or becomes an Affiliate of the Purchaser or Parent; and
(iv) the successors and assigns of each of the Persons referred to in clauses "(i)", "(ii)" and "(iii)" of this sentence.

            (f) "Noncompetition Period" shall mean the period commencing on the Closing Date and ending on the third anniversary of the Closing Date.

            (g) "Restricted Territory" means each country in the world and the respective political subdivisions thereof.


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

      IN WITNESS WHEREOF, the Seller Corporations have duly executed and delivered this Noncompetition Agreement as of the date first above written.


                                        TTR TECHNOLOGIES, INC.


                                        By:               /s/ Daniel C. Stein
                                            ------------------------------------

                                        Name:             Daniel C. Stein
                                             -----------------------------------

                                        Title:            CEO
                                               ---------------------------------


                                        TTR TECHNOLOGIES, LTD.


                                        By:               /s/ Samuel Brill
                                            ------------------------------------

                                        Name:             Samuel Brill
                                             -----------------------------------

                                        Title:            Director
                                               ---------------------------------


                                       7.